Consent of Independent Auditors


We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated January 28, 2000 except for paragraph 2 of Note 8, paragraph 8 of
Note 9, and paragraphs 9 through 13 of Note 11 which are as of March 15, 2000, relating to the consolidated financial statements of InnovaCom, Inc. and subsidiaries. We also consent to the reference to our firm under the caption "Experts" in the prospectus.


/s/ HEIN + ASSOCIATES LLP

HEIN + ASSOCIATES LLP
Certified Public Accountants

Orange, California
August 24, 2000